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                                   Exhibit 23 (i)

                                 Opinion of Counsel

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                                    Law Offices of
                        Paul, Hastings, Janofsky & Walker LLP
                                345 California Street
                         San Francisco, California 94104-2635
                               Telephone (415) 835-1600
                               Facsimile (415) 217-5333
                                Internet www.phjw.com




                                     May 7, 1999


(415) 835-1600                                                       27244.91833




CNI Charter Funds
400 North Roxbury Drive
Beverly Hills, CA 90210

     Re:  CNI Charter Funds
          -----------------

Ladies and Gentlemen:

     We have acted as counsel to CNI Charter Funds, a Delaware business trust (the "Trust") (formerly "Berkeley Funds"), in connection with Post Effective Amendments Nos. 6, 7, 8 and 9, and the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Post-Effective Amendments") and relating to the issuance by the Trust of an indefinite number of $.01 par value shares of beneficial interest (the "Shares") of two series of the Trust, the CNI Charter California Tax Exempt Fund and the CNI Charter Government Fund (the "Funds").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

     (a) the Trust's Agreement and Declaration of Trust dated October 25, 1996, amended February 11, 1998, and further amended April 27, 1999 (as amended, the "Declaration of Trust"), and the Trust's Certificate of Trust as

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          originally filed with the Secretary of State of Delaware on October
          28, 1996, amended on February 11, 1998, and further amended on April 27, 1999, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

     (b) the By-laws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof ;

     (c) resolutions of the Trustees of the Trust adopted at a meeting on January 14, 1999, authorizing the establishment of the Funds and the issuance of the Shares;

     (d)  the Post Effective Amendments; and

     (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

     Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

     Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Post-Effective Amendments and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the filing of the registration statement on Form N-1A with respect to the above Funds of the Trust and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our

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prior written consent.  We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus included in the registration statement on Form N-1A, (ii) the filing of this opinion as an exhibit to the registration statement on Form N-1A; and
(iii) the continued use of our prior legal opinion issued on behalf of another series of the Trust, the CNI Charter Money Market Fund (formerly, the Berkeley Money Market Fund).

                                            Sincerely yours,

                                     /s/ PAUL, HASTINGS, JANOFSKY & WALKER, LLP